EXHIBIT 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of July 15, 2009 (the “Effective Date”), by and between Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and Prem Nath (the “Executive”).

RECITALS

A.            The Company desires to continue to employ the Executive as Senior Vice President of Production Operations and Technology of the Company.

B.            The Executive agrees to perform the services of Senior Vice President of Production Operations and Technology for the Company in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties contained in this Agreement, the Company and Executive agree as follows:

1.             Term.  The term of this Agreement is for two (2) years, commencing on July 31, 2009 (the “Start Date”), unless amended by agreement of the parties or terminated as set forth in Section 5.

2.             Duties.  The Executive will devote his full business time, energies and best efforts to the promotion of the business and affairs of the Company, with responsibility to perform such duties customary of his title and position, and such additional duties that may be specified from time to time by the Chief Executive Officer of the Company (the “CEO”).

3.             Compensation and Benefits.

a)             Base Compensation.  In consideration of all services to be rendered by the Executive to the Company, the Company will pay to the Executive an annualized base salary of two hundred thirty-four thousand dollars ($234,000) per year from the Start Date through December 31, 2009, and an annualized base salary of two hundred eighty thousand dollars ($280,000) per year from January 1, 2009 through the termination of this Agreement and any extensions of it, payable in accordance with the Company’s normal payroll practices (the annualized base salary for each year referred to herein as the “Base Salary” for that year).

b)             Bonus Compensation.  As further compensation, the Company may pay to the Executive an annual bonus of up to one hundred percent (100%) of Base Salary, at such times and in such amounts as the Board and its Compensation Committee may determine in their discretion based on the Executive’s performance and the overall performance of the Company (beginning with performance during the 2009 calendar year);

c)             Equity Compensation.  As further compensation, upon approval by the Compensation Committee of the Board, the Company will grant the Executive seventy thousand (70,000) restricted stock units (“RSUs”), which shall be governed by and be issued under the Company’s 2008 Restricted Stock Plan.  The RSUs shall vest according the following schedule: Up to fifteen thousand (15,000) of the RSUs shall vest on December 31, 2009; up to another fifteen thousand (15,000) of the RSUs shall vest on July 31, 2010; up to another twenty thousand (20,000) of the RSUs shall vest on December 31, 2010; and up to another twenty thousand (20,000) of the RSUs shall vest on July 31, 2011.  In each case and for each vesting date, the number of RSUs vested will be determined by the Board in its discretion upon evaluation of the Executive’s performance during the period from the immediately preceding vesting date until the vesting date triggering the evaluation (the “Evaluation Period”) relative to performance criteria to be jointly developed in good faith by the Executive and the Company.  For the RSUs eligible for vesting on December 31, 2009, the performance criteria shall be jointly developed by August 31, 2009.  For the RSUs eligible for vesting on each of the other vesting dates above, the performance criteria shall be jointly developed at least six (6) months before the relevant vesting date.

d)             Performance-based compensation.  Any other performance criteria to be used in the evaluation of the Executive’s performance and calculation of compensation shall be determined and approved by the Compensation Committee of the Board, and no performance-based compensation shall be paid or deemed vested unless and until the Compensation Committee determines that the performance criteria and other materials terms have been satisfied.

e)             Taxes.  Executive shall be solely responsible for the satisfaction of all federal, state, local and foreign income and other individual tax arising from or applicable to the acquisition, vesting, exercise or sale of Executive’s cash and equity compensation.

f)             Vacation.  The Executive will receive four (4) weeks of paid vacation for each contract year of this Agreement, commencing on the Start Date.  Vacation will be prorated in the event of termination pursuant to Section 5.  The Executive will not be entitled to carry over accrued but unused vacation from one contract year to the next.

g)            Benefit Plans.  To the extent permitted by law and except as otherwise may be determined by the Board, the Executive will be eligible to participate in the Company’s standard benefit plans according to plan provisions.  The Company match on the 401(k) plan will be determined by the plan document(s) and applicable IRS regulations, and there is not an implied match beyond these limits.

4.             Confidential Information.

a)             Company Information.  Executive agrees at all times during the term of his employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors or the CEO of the Company, any Confidential Information (as defined below) of the Company.  For purposes of this Agreement “Confidential

Information” is defined as any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved.

b)             Former Employer Information.  Executive agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that he will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

c)             Third Party Information.  Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Company consistent with the Company’s agreement with such third party.

d)             Employee Invention Assignment and Non-Disclosure Agreement.  If he has not already done so, the Executive will promptly execute the Company’s standard form of employee invention assignment and non-disclosure agreement.

5.             Termination of Employment.

a)             Termination for Cause.  Notwithstanding any provision contained in this Agreement to the contrary, the Company may immediately terminate this Agreement for Cause (as defined below) without giving advance notice to the Executive or compensation in excess of that set forth in Section 6(a) below.  For purposes of this Agreement “Cause” includes but is not limited to the following:  (i) the conviction of the Executive or a pleading of guilty or nolo contendere to any felony, any misdemeanor where imprisonment is imposed, or any crime involving moral turpitude; (ii) commission of any act of theft, fraud or dishonesty, or any knowing or negligent falsification of any Company records; (iii) a material breach by Executive of his obligations under this Agreement, which will include improper disclosure of the Company’s confidential or proprietary information or a failure to perform such duties as are reasonably assigned to the Executive by the Board, which is not cured within 30 days following written notice by the Company of such failure; (iv) a course of conduct amounting to gross incompetence; (v) chronic and unexcused absenteeism which is not cured within 30 days following written notice by the Company of such failure; (vi) any act by Executive of disloyalty to the Company; or (vii) any violation of Executive’s other fiduciary duties to the Company.

b)             Termination Without Cause.  Either the Company or the Executive may terminate this Agreement without Cause on giving not less than 30 days’ prior written notice to the other party.

c)             Disability.  Unless prohibited by applicable law, this Agreement shall be automatically terminated if the Executive suffers a Permanent Disability (as defined below).  For purposes of this Agreement, “Permanent Disability” is defined as the Executive’s inability, due to illness, accident, or other cause, to perform the majority of his usual duties for a period of three (3) months or more despite reasonable accommodation by the Company.  Notwithstanding the foregoing, if the disabled Executive and the Company agree, the disabled Executive may thereafter be employed by the Company upon such terms as may be mutually agreeable.

d)             Death.  If the Executive dies, this Agreement will automatically terminate.

e)             Transition.  Upon termination of employment, the Executive shall: (1) cooperate with the Company, to the extent reasonably requested by the Company, to effect a smooth transition of the Executive’s responsibilities and to ensure that the Company is aware of all matters being handled by the Executive; and (2) return to the Company all documents and other items provided to the Executive by the Company, or developed or obtained by the Executive, in connection with his employment with the Company, or otherwise belonging to the Company.

6.             Compensation Upon Termination.

a)             Termination for Cause.  If the Executive is terminated for Cause pursuant to Section 5(a), the Company will pay the Executive only his Base Salary accrued through the date of termination in accordance with the normal payroll practices of the Company.

b)             Termination Without Cause.  If the Executive is terminated by the Company without Cause pursuant to Section 5(b), the Company will pay the Executive his Base Salary for a period of twelve (12) months after the date of termination in accordance with the normal payroll practices of the Company.  If the Executive terminates this Agreement without Cause pursuant to Section 5(b), the Company will pay the Executive his Base Salary through the effective date of termination in accordance with the normal payroll practices of the Company.

c)             Disability.  In the event of the Executive’s Permanent Disability, the Executive shall be entitled to receive from the Company his Base Salary until the earlier of termination of this Agreement in accordance with Section 5(c) or the time when any disability insurance policy available through the Executive’s employment begins to pay benefits, and thereafter the Executive will receive any disability insurance benefits to which the Executive is entitled.

d)             Death.  If this Agreement terminates due to the death of the Executive, then any interests that the Executive may have under the provisions of this Agreement will be payable to the Executive’s estate inclusive of Base Salary provided for in this Agreement as if the Executive terminated his employment without Cause.

e)                                      Continued Employee Benefits.  If the Executive’s employment is not terminated prior to the expiration of this Agreement on July 31, 2011, and the Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the Executive and his eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse the Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to the Executive’s termination and including reimbursement for any taxes paid by Executive with respect to such payments) until the earlier of (A) a period twelve (12) months from the last date of employment of the Executive with the Company, or (B) the date upon which the Executive and/or his eligible dependents becomes covered under similar plans.  COBRA reimbursements will be made by the Company to the Executive consistent with the Company’s normal expense reimbursement policy.

7.                                      Change of Control.

a)                          Definition.  “Change of Control” will mean the occurrence of any of the following events:

i.                  Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person or group of affiliated persons acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing or a public offering of the Company that is approved by the Company’s Board, or the exercise of options, warrants or other convertible securities the issuance of which is approved by the Board, will not be considered a Change of Control; or

ii.               Change in Effective Control of the Company.  A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or

iii.            Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For purposes of this clause (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

b)                                      Vesting Upon Change of Control.  Any stock options and RSUs outstanding and held by the Executive upon occurrence of a Change of Control will vest in full as to 100% of the unvested portion of the award.  Notwithstanding anything herein to the contrary, in the event of a Change of Control, in no event shall the Executive be entitled to receive any amount which would result in the imposition of tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar state tax (collectively, the “Excise Tax”). In such a case, any payment due to the Executive shall automatically be reduced to the maximum amount that may be received by the Executive that will not trigger any Excise Tax.

8.                                      Non-Solicitation.  The Executive agrees that for a period of two (2) years after termination of the Executive’s employment at the Company, the Executive shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment at the Company.  Notwithstanding the foregoing, a general advertisement by a subsequent employer of the Executive that is not specifically directed to such employees shall not be deemed a violation of this section.

9.                                      Board Approval.  No part of this Agreement will be effective or binding upon the parties unless and until approved or ratified by the Board.

10.                               Successors.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

11.                               Arbitration.  Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within 10 days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such 10-day period, each party will select an arbitrator and inform the other party in writing of such arbitrator’s name and address within 5 days after the end of such 10-day period and the two arbitrators so selected will select a third arbitrator within 15 days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party will be the sole arbitrator of the dispute. Each party will pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the parties will equally share the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators will be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages will not be awarded.  The prevailing party shall be entitled to recover reasonable attorneys fees and costs associated with the arbitration.

12.                               Absence of Conflict.  The Executive represents and warrants that his employment by the Company as described herein will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

13.                               Assignment.  This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder.

14.                               Integration.  This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

15.                               Waiver; Amendment.  Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party will not operate as or be construed to constitute a waiver of any subsequent waiver by such other party. This Agreement may only be amended in a writing signed the Executive and the Company.

16.                               Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17.                               Headings.  The headings of the paragraphs contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of any provision of this Agreement.

18.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Colorado.

19.                               Counterparts.  This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which will be deemed to be an original, and all of which together will constitute a single agreement.

20.                               Survival of Terms.  The Executive’s obligations contained in Sections 4 and 8 shall survive termination of this Agreement.

21.                               Compliance with Section 409A.  Notwithstanding anything herein to the contrary, if the Executive is a “specified employee” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended) on the date of termination, to the extent required by Section 409A, payments hereunder shall be delayed until the earlier of (i) the date which is six (6) months after the date of termination or, (ii) the date of the Executive’s death.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date.

COMPANY:	ASCENT SOLAR TECHNOLOGIES, INC.

By:

Name:

Title:

EXECUTIVE:

Prem Nath